Exhibit 99.1


                                                     Contact:  Lauri Wilks
                                                               704-455-3239

                  SPEEDWAY MOTORSPORTS CLOSES ON $250 MILLION
                                CREDIT FACILITY

      CONCORD, NC (June 2, 1999)--On May 28th Speedway Motorsports (NYSE: TRK) closed on a $250 million Senior Secured Revolving Credit Facility with a group of financial institutions led by Bank of America. The Revolving Credit Facility replaces the Company's existing $270 million short-term bank facility and bridge loan undertaken in connection with the December 1998 acquisition of Las Vegas Motor Speedway. The new credit facility matures in 2004 and bears interest at the Company's option, of LIBOR plus 0.5% to 1.25% or the greater of the prime lending rate of NationsBank N.A. or the Federal Funds rate plus 0.5%.
      Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. SMI owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Lowe's Motor Speedway at Charlotte, Las Vegas Motor Speedway, Sears Point Raceway and Texas Motor Speedway. SMI also provides event food, beverage, and souvenir merchandising services through its Finish Line Event subsidiary, and manufactures and distributes smaller-scale, modified racing cars through its 600 Racing subsidiary.

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